Savient Pharmaceuticals Reports First Quarter 2012 Financial Results

EAST BRUNSWICK, N.J. - (May 9, 2012 ) - Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) today reported financial results for the three months ended March 31, 2012, which reflects the Company's continuing commercialization of KRYSTEXXA® (pegloticase) in the U.S.

Savient ended the quarter with approximately $131.0 million in cash and short-term investments. On May 7, 2012, Savient entered into definitive financing and restructuring agreements with certain of its existing convertible note-holders, which will raise approximately $44.0 million in net proceeds and extend maturity on a significant portion of its debt. Subsequent to the closing of the financing and restructuring agreements, Savient believes that its cash, cash equivalents and short-term investments will be sufficient to fund anticipated levels of operations for at least the next two years.

Net sales for KRYSTEXXA were $3.1 million for the first quarter of 2012. For the first quarter of 2012, the Company had a net loss of $34.2 million, or $0.49 per share, on total revenues of $3.5 million, compared with a net loss of $13.5 million, or $0.19 per share, on total revenues of $1.3 million for the same period in 2011.

David Y. Norton, Interim Chief Executive Officer of Savient said, “We have a strong foundation for growth in place and are leveraging the heightened awareness of Refractory Chronic Gout (“RCG”) and KRYSTEXXA to augment the reach of the drug as we move forward into 2012. While KRYSTEXXA sales reflect a modest increase from the previous quarter, we gained solid momentum in the later part of the quarter and are encouraged by the upward sales trend we have seen in March and April. We look forward to building on this momentum as we address the unmet need for this debilitating condition and expect to see continued solid and steady growth going forward.”

Operational Highlights:

·	Announced that KRYSTEXXA became available in the European Union through a Named Patient basis sponsored by Savient’s wholly-owned subsidiary, Savient Pharma Ireland Limited.

·	Published data on RCG and the use of pegloticase in the International Journal of Clinical Rheumatology.

·	Announced that nine abstracts were accepted at the European League Against Rheumatism (EULAR) 2012 Annual Congress, one as an oral presentation.

·	Instituted a new KRYSTEXXA Patient Initiation Program (KPIP), which provides patients suffering with RCG with a limited offer of two free doses of KRYSTEXXA.

Financial Results of Operations for the Three Months Ended March 31, 2012

Total revenues increased $2.2 million to $3.5 million for the three months ended March 31, 2012, from $1.3 million for the three months ended March 31, 2011, as a result of the continued sales momentum of KRYSTEXXA. We expect KRYSTEXXA sales to continue to increase in future periods as our marketing and promotion efforts take effect.

Cost of goods sold increased $1.3 million to $1.7 million for the three months ended March 31, 2012, from $0.4 million for the three months ended March 31, 2011. The increase is primarily due to royalty and sales-based milestone payments pursuant to our third party licenses and other agreements and as a result of the commercialization and higher sales of KRYSTEXXA.

Research and development expenses increased $3.5 million to $7.2 million for the three months ended March 31, 2012, from $3.7 million for the three months ended March 31, 2011. The increase is primarily due to our post marketing clinical studies for KRYSTEXXA.

Selling, general and administrative expenses increased $7.7 million to $24.3 million for the three months ended March 31, 2012, from $16.6 million for the three months ended March 31, 2011. The increase is primarily due to increased selling and marketing expenses associated with the commercial launch of KRYSTEXXA as we continue our marketing efforts for the product.

Interest expense on our 2018 Convertible Notes of $4.4 million for the three months ended March 31, 2012 reflects $2.7 million of interest expense from the 4.75% coupon and $1.7 million of non-cash accretion of the discount on the Convertible Notes.

Conference Call and Webcast

The Company will host a live conference call and webcast beginning at 9:00 a.m. Eastern Time on May 9, 2012 to discuss these results and to answer questions. To participate by telephone, please dial:

Domestic:	866-393-1565
International:	253-237-1151
Conference ID:	72346185

The live and archived webcast can be accessed on the investor relations section of the Savient website at www.savient.com. A telephone replay will be available on May 9, 2012 through May 16, 2012 by dialing:

Domestic:	855-859-2056
International:	404-537-3406
Conference ID:	72346185

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing and commercializing KRYSTEXXA® (pegloticase) for the treatment of chronic gout in adult patients refractory to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA and its uses from Duke University ("Duke") and Mountain View Pharmaceuticals, Inc. ("MVP"). Duke developed the recombinant uricase enzyme and MVP developed the PEGylation technology used in the manufacture of KRYSTEXXA. MVP and Duke have been granted U.S. and foreign patents disclosing and claiming the licensed technology and, in addition, Savient owns or co-owns U.S. and foreign patents and patent applications, which collectively form a broad portfolio of patents covering the composition, manufacture and methods of use and administration of KRYSTEXXA. Savient also manufactures and supplies Oxandrin® (oxandrolone tablets, USP) CIII in the U.S. For more information, please visit the Company's website at www.savient.com.

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the safety and efficacy of KRYSTEXXA®, status of our KRYSTEXXA marketing efforts and additional plans related thereto, market demand and reimbursement for KRYSTEXXA, our view of the refractory chronic gout (RCG) market size, and our market expansion plans including our MAA filing before the EMA are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our assessment and interpretation of the currently available data and information, current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, our ability to commercialize KRYSTEXXA; the risk that the market for KRYSTEXXA is smaller than we have anticipated; our ability to retain the personnel; our reliance on third parties to manufacture KRYSTEXXA; competition from existing therapies and therapies that are currently under development, including therapies that are significantly less expensive than KRYSTEXXA; our ability to gain market acceptance for KRYSTEXXA among physicians, patients, health care payers and others in the medical community; whether we are able to obtain financing, if needed; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date of publication of this press release. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.

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SVNT-I

(Tables to Follow)

SAVIENT PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)
\

	March 31,	December 31,
	2012	2011

ASSETS
Current Assets:

Cash and cash equivalents	$ 82,565	$ 114,094
Short-term investments	48,408	55,694

Accounts receivable, net	5,171	4,737
Inventories, net	11,313	10,924
Prepaid expenses and other current assets	5,246	4,186

Total current assets	152,703	189,635

Property and equipment, net	742	833
Deferred financing costs, net	3,886	4,068
Restricted cash	2,780	2,580

Total assets	$ 160,111	$ 197,116

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$ 4,843	$ 7,046

Deferred revenues	460	414

Accrued interest on Convertible Notes	1,912	4,643

Other current liabilities	17,007	17,962

Total current liabilities	24,222	30,065

Convertible Notes, net of discount of $52,889 at March 31, 2012 and $54,542 at December

31, 2011	177,111	175,458

Other liabilities	1	3
Commitments and contingencies

Stockholders’ Deficit:
Preferred stock—$.01 par value 4,000,000 shares authorized; no shares issued	—	—

Common stock—$.01 par value 150,000,000 shares authorized; 72,402,000 issued and outstanding at March 31, 2012 and 71,502,000 issued and outstanding at December 31,

2011	724	715
Additional paid-in-capital	409,885	408,463

Accumulated deficit	(451,801)	(417,603)
Accumulated other comprehensive income	(31)	15

Total stockholders’ deficit	(41,223)	(8,410)

Total liabilities and stockholders’ deficit	$ 160,111	$ 197,116

SAVIENT PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,

	2012	2011

Revenues:

Product sales, net	$3,534	$1,290

Cost and expenses:

Cost of goods sold	1,720	416

Research and development	7,246	3,728
Selling, general and administrative	24,252	16,637

	33,218	20,781

Operating loss	(29,684)	(19,491)

Investment income, net	43	30
Interest expense on convertible notes	(4,384)	(3,111)

Other (expense) income, net	(173)	1,632

Loss before income taxes	(34,198)	(20,940)

Income tax benefit	—	7,410

Net loss	$(34,198)	$(13,530)

Loss per common share:
Basic and diluted	$(0.49)	$(0.19)

Weighted-average number of common and common equivalent

shares:

Basic and diluted	70,470	69,995